     As filed with the Securities and Exchange Commission on December 2, 1994
                                             Registration No. 33-_______________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           McCLATCHY NEWSPAPERS, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

                 Delaware                               94-0666175
      ---------------------------------              -------------------
        (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)              Identification No.)

               2100 "Q" Street
           Sacramento, California                          95816
  ----------------------------------------               ----------
  (Address of principal executive offices)               (Zip code)


          MCCLATCHY NEWSPAPERS, INC. 1994 EMPLOYEE STOCK OPTION PLAN
          ----------------------------------------------------------
                           (Full title of the plan)


            WILMA C. FLACH                                 Copy to:
              Secretary                             TERRY MICHAEL KEE, ESQ.
      McCLATCHY NEWSPAPERS, INC.                   KATHARINE A. MARTIN, ESQ.
             2100 Q Street                         Pillsbury Madison & Sutro
            P.O. Box 15779                               P.O. Box 7800
         Sacramento, CA 95852                       San Francisco, CA 94120
            (916) 321-1000                              (415) 983-1000
     ----------------------------
     (Name, address and telephone
     number of agent for service)


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                 Proposed Maximum
                                                         Proposed Maximum           Aggregate              Amount of
Title of Securities To Be         Amount To Be            Offering Price          Offering Price         Registration
       Registered                  Registered               Per Share                   (1)                 Fee  (2)
- -----------------------------------------------------------------------------------------------------------------------------------

   Class A Common Stock         650,000 shares             $22.1875               $14,421,875               $4,973
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sale prices on the New York Stock Exchange on November 29, 1994.
(2)       The registration fee has been calculated pursuant to Rule 457(h).

                            -----------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
     Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents By Reference.

          The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and

          (c) The description of the Registrant's Class A Common Stock contained in the Amendment to the Registrant's Registration Statement on Form 8-A filed with the Commission on February 2, 1988 pursuant to section 12(b) of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware Corporations Code authorizes the Registrant to indemnify its directors and officers under certain circumstances. Such authorization is sufficiently broad to include, under certain circumstances, indemnification against liability arising under the Securities Act of 1933. The Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the maximum extent authorized by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things, to indemnify them against certain liabilities, including derivative claims, which may arise by reason of their status or service as directors or officers. The directors and officers of the Registrant have a policy of insurance under which they are insured, subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings to which they are made parties by reason of their being or having been directors or officers, and against certain liabilities which might be imposed as a result of such actions, suits or proceedings.

Item 8.   Exhibits.

          See Index to Exhibits on page 7.

Item 9.   Undertakings.

          (a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on November 22, 1994.

                                                     McCLATCHY NEWSPAPERS, INC.



                                                    By    ERWIN POTTS*
                                                        ------------------------
                                                              Erwin Potts
                                                        President and Chief
                                                        Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Signature                               Title                                        Date
          ---------                               -----                                        ----
  PRINCIPAL EXECUTIVE OFFICERS:

    JAMES B. McCLATCHY*                    Publisher and Chairman                        November 22, 1994
  ------------------------------------      of the Board
    James B. McClatchy


        ERWIN POTTS*                       President, Chief Executive                    November 22, 1994
  ------------------------------------      Officer and Director
        Erwin Potts


  PRINCIPAL FINANCIAL OFFICER:


       /s/ JAMES P. SMITH                  Vice President, Finance,                      November 22, 1994
  ------------------------------------      Treasurer and Director
       James P. Smith


  PRINCIPAL ACCOUNTING OFFICER:


       ROBERT W. BERGER*                   Controller                                    November 22, 1994
  ------------------------------------
       Robert W. Berger




DIRECTORS:


       WILLIAM K. COBLENTZ*              Director                                      November 22, 1994
- ------------------------------------
       William K. Coblentz


          JOAN F. LANE*                  Director                                      November 22, 1994
- ------------------------------------
          Joan F. Lane


        BETTY LOU MALONEY*               Director                                      November 22, 1994
- ------------------------------------
        Betty Lou Maloney


     WILLIAM ELLERY McCLATCHY*           Director                                      November 22, 1994
- ------------------------------------
     William Ellery McClatchy


      S. DONLEY RITCHEY, JR.*            Director                                      November 22, 1994
- ------------------------------------
      S. Donley Ritchey Jr.


         WILLIAM M. ROTH*                Director                                      November 22, 1994
- ------------------------------------
         William M. Roth


         H. ROGER TATARIAN*              Director                                      November 22, 1994
- ------------------------------------
         H. Roger Tatarian


       WILLIAM L. HONEYSETT*             Director                                      November 22, 1994
- ------------------------------------
       William L. Honeysett


        FREDERICK R. RUIZ*               Director                                      November 22, 1994
- ------------------------------------
        Frederick R. Ruiz


*By      /s/ JAMES P. SMITH
    --------------------------------
          (James P. Smith,
         Attorney-in-Fact)



                               INDEX TO EXHIBITS



              Exhibit
              Number                                 Exhibit
              -------                                -------

                5.1            Opinion of Pillsbury Madison & Sutro
                               as to the legality of the securities being registered.

               23.1            Consent of Deloitte & Touche LLP.


               24.1            Powers of Attorney.



